Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of Farmers National Bancorp. of our report, dated March 9, 2023, relating to the consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for the year ended December 31, 2022, appearing in the 2024 Annual Report on Form 10-K of Farmers National Banc Corp.

/s/ CliftonLarsonAllen LLP

CliftonLarsonAllen LLP

Maumee, Ohio

November 24, 2025